Exhibit 3.1
Las Vegas Sands Corp.

By-Laws Amendments

Adopted October 18, 2022
Effective October 18, 2022

ARTICLE 1
DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1“Articles of Incorporation” means the Certificate of Restated Articles of Incorporation of the Corporation, as further amended, supplemented or restated from time to time.

1.2“Assistant Secretary” means an Assistant Secretary of the Corporation.

1.3“Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.4“Board” means the Board of Directors of the Corporation.

1.5“By-laws” means these Amended and Restated By-Laws of the Corporation, as further amended from time to time.

1.6“Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7“Corporation” means Las Vegas Sands Corp., a Nevada corporation.

1.8“Directors” means the directors of the Corporation.

1.9“Entire Board” means all then-authorized Directors of the Corporation.

1.10“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

1.11“General Corporation Law” means Chapter 78 of the Nevada Revised Statutes, as amended from time to time.

1.12“Office of the Corporation” means the principal executive office of the Corporation.

1.13“President” means the President of the Corporation.

1.14“Secretary” means the Secretary of the Corporation.

1.15“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

1.16“Stockholders” means the stockholders of the Corporation.

1.17“Treasurer” means the Treasurer of the Corporation.

1.18“Vice President” means a Vice President of the Corporation.

ARTICLE 2
STOCKHOLDERS

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2.5           Notice of Meetings of Stockholders.  Whenever under the provisions of applicable law, the Articles of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting shall be given, not less than 10 nor more than 59 days before the date of the meeting, to each Stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.  If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6           Waivers of Notice.  Waiver by a Stockholder in writing of a notice required to be given to such Stockholder shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.  Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

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2.9           Voting; Proxies.  Subject to any voting rights that may be granted to a holder of shares of a series of the Corporation’s preferred stock then outstanding, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question.   Except as otherwise provided by Articles 5, 8 and 9 of the Articles of Incorporation, Sections 3.3, 3.6 and 6.7 of these By-laws, any provision of the Articles of Incorporation or these By-laws subsequently adopted requiring a different proportion, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, at any meeting of Stockholders, all matters shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.  At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect.  Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years.  A proxy shall be irrevocable if the written authorization states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting the Stockholder’s shares in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

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2.11         Conduct of Meetings; Organization; Director Nominations and Other Stockholder Proposals.

(a)           The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate.  At each meeting of Stockholders, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Any presiding officer of a meeting may delegate its duties and responsibilities to another officer entitled to preside over a meeting pursuant to the preceding sentence. Except to the extent inconsistent with such rules and regulations as are adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.  In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, the person to act as secretary of the meeting shall be designated by the person presiding over the meeting.

(b)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with (A) the applicable provisions of Section 2.11(d) hereof and (B) the applicable requirements of Rule 14a-19 under the Exchange Act (persons nominated in accordance with (iii) above are referred to herein as “Stockholder nominees”).

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(d)           At any annual or special meeting of Stockholders (i) all nominations of Stockholder nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”) and (ii) all proposals of Stockholder business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”).  To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of Stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year’s annual meeting of Stockholders or (ii) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, not more than one hundred and twenty (120) days prior to and not less than the later of (a) ninety (90) days prior to such special meeting or (b) the tenth day following the day on which the notice of such special meeting was made by mail or Public Disclosure; provided, however, that in the event that either (i) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of Stockholders or (ii) no annual meeting was held during the prior year, notice by the Stockholder to be timely must be received (i) no earlier than one hundred and twenty (120) days prior to such annual meeting and (ii) no later than the later of ninety (90) days prior to such annual meeting or ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure.  In no event shall the adjournment or postponement of an annual or special meeting, or the Public Disclosure thereof, commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the Office of the Corporation, addressed to the attention of the Secretary, not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Stockholder and/or such beneficial owner, or any affiliates or associates of such persons, with respect to stock of the Corporation, (iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Stockholder and/or such beneficial owner, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (v) a description of all agreements, arrangements, or understandings (whether written or oral) between such Stockholder and/or such beneficial owner, or any affiliates or associates of such persons, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (vi) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vii) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such Stockholder nominee to being named as a nominee in any proxy statement relating to the annual or special meeting, as applicable, and to serve if elected, (viii) each Stockholder nominee’s written representation and agreement that he or she (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors, and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors, (ix) all other information required by Rule 14a-19 under the Exchange Act and (x) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act.  The Corporation may require any Stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder nominee to serve as a Director of the Corporation.  A stockholder providing a Notice of Nomination shall further update and supplement such notice (i) if necessary, so that the information provided or required to be provided in such Notice of Nomination shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered personally to, or mailed to, and received at the Office of the

Corporation, addressed to the attention of the Secretary, not later than 5 business days after the record date for determining the Stockholders entitled to receive notice of such annual meeting or special meeting and (ii) to provide evidence that the stockholder providing a Notice of Nomination has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors , and such update and supplement shall be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, not later than 5 business days after the stockholder providing a Notice of Nomination files a definitive proxy statement in connection with such annual meeting or special meeting. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder business, as they appear on the Corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Stockholder and/or such beneficial owner, or any affiliates or associates of such persons, with respect to stock of the Corporation, (iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Stockholder and/or such beneficial owner, or any affiliates or associates of such persons, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (v) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, and the reasons for conducting such Stockholder business at the annual meeting, (vii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Stockholder and/or such beneficial owner, or any affiliates or associates of such persons, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, and (viii) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act.  A stockholder providing a Notice of Business shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such Notice of Business shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, not later than 5 business days after the record date for determining the Stockholders entitled to receive notice of such annual meeting. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.11(d), provided, however, that nothing in this Section 2.11(d) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Section 2.11, “Public Disclosure” shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.  Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

Nothing contained in this Section 2.11 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision).

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ARTICLE 3
DIRECTORS

3.1           General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board.  The Board may adopt such rules and regulations, not inconsistent with the Articles of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

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3.4           Newly Created Directorships and Vacancies.  Subject to the rights of the holders of any series of preferred stock then outstanding, any newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is duly elected and qualified.  No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.  When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the General Corporation Law.

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3.6           Removal.  Except for those Directors elected by the holders of any series of preferred stock provided for or fixed pursuant to the provisions of the Articles of Incorporation, any Director, or the Entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66-2/3% of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

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3.10         Meetings Through Electronic Communications.  Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under Nevada law (including, without limitation, a telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other), and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting. If any such means are utilized, the Corporation shall, to the extent required under Nevada law, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.

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3.15         Quorum of Directors.  The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

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Article 6 INDEMNIFICATION was deleted in its entirety, and Article 7 GENERAL PROVISIONS and its sections were re-numbered accordingly.

ARTICLE 6
GENERAL PROVISIONS

6.1           Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Every holder of stock shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such holder of stock in the Corporation; provided that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the Stockholders.  Any or all of the signatures upon a certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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6.7           Amendments.  Subject to the rights of holders of shares of any series of the Corporation’s preferred stock then outstanding, these By-laws may be altered, amended or repealed and new By-laws may be adopted either (i) by a majority of the Directors present at a meeting at which a quorum is present or (ii) by the affirmative vote of at least 66-2/3% of the voting power of the shares of then outstanding voting stock of the Corporation, voting together as a single class.

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